UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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CCA Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
IMPORTANT VOTING INFORMATION
VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE
TRANSACTIONS WITH RELATED PERSONS
PROPOSAL NO. 1 NOMINATION AND ELECTION OF DIRECTORS
RECOMMENDATION OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
PROPOSAL NO. 2 APPROVAL OF APPOINTMENT OF AUDITORS
RECOMMENDATION OF THE BOARD OF DIRECTORS
SERVICES PROVIDED BY THE AUDITOR AND FEES PAID
REPORT OF THE AUDIT COMMITTEE
ADDITIONAL MATTERS

CCA INDUSTRIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AUGUST 4, 2011
TO THE SHAREHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the “Company”) will be held on August 4, 2011, at 2:00 p.m., at the offices of the Company, 200 Murray Hill Parkway, East Rutherford, New Jersey 07073, for the following purposes:
Management Proposals
1.
To elect as directors the seven nominees named in the attached Proxy Statement (four of whom are to be elected by the Class A Common Shareholders and three of whom are to be elected by Common Stock Shareholders) for the ensuing year.

2.	To ratify the appointment of KGS LLP (“KGS”) as the Company’s independent certified public accountants for the fiscal year ending November 30, 2011.
Such other business, if any, as may properly come before the meeting or any adjournment thereof, shall also be considered.
The identified proposals are more fully described, and related information is presented, in the Proxy Statement accompanying this Notice.
Only shareholders of record at the close of business on July 1, 2011 are entitled to notice of the meeting, and to vote at the meeting and at any continuation or adjournment thereof. Your vote is very important. All Shareholders of the company are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote electronically via the Internet or telephone as described in greater detail in the Proxy Statement. Returning your proxy card does not deprive you of your right to attend the Annual Meeting and vote your share in person.

BY ORDER OF THE BOARD OF DIRECTORS

Ira W. Berman Chairman of the Board
East Rutherford NJ
July 1, 2011
EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR COMPLETE AND EXECUTE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. A RETURN ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. TELEPHONE AND INTERNET VOTING INFORMATION IS PROVIDED ON YOUR PROXY CARD. SHOULD YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

CCA INDUSTRIES, INC.
200 Murray Hill Parkway
East Rutherford, New Jersey 07073
www.ccaindustries.com
PROXY STATEMENT
The enclosed proxy is solicited on behalf of the Board of Directors of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the “Company”), for use at its Annual Meeting of Shareholders to be held on August 4, 2011, at 2:00 p.m., at the Company’s offices, 200 Murray Hill Parkway, East Rutherford, New Jersey 07073 (hereinafter the “Annual Meeting”). Shareholders of record on July 1, 2011 will be entitled to vote. The Company has made the proxy materials available to Shareholders on its website www.ccaindustries.com/2011 beginning on July 1, 2011. This Proxy Statement and the accompanying proxy are first being sent or given to Shareholders on or about July 1, 2011.
Instead of submitting your proxy with the paper proxy card, you may be able to vote electronically by telephone or via the Internet. If you vote by telephone or Internet, it is not necessary to return your proxy card. See “Voting Via the Internet or By Telephone” on page 4 of the Proxy Statement, or the instructions on the proxy card, for further details. Please note that there are separate Internet and telephone voting arrangements depending upon whether your shares are registered in your name or in the name of a broker or bank.
A Shareholder who returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any Shareholder attending the Annual Meeting and entitled to vote may vote in person whether or not said Shareholder has previously submitted a proxy. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth herein and in favor of the other proposals described herein. Those voting via the Internet, or by telephone, may also revoke their proxy by attending the Annual Meeting, or by voting again, at a later time, via the Internet, by telephone, or by submitting the proxy in accordance with the instructions thereon.
IMPORTANT VOTING INFORMATION
Abstentions and Broker Non-Votes. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when shareholders are present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the shareholders are voting. “Broker non-votes” occur when other holders of record (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the Annual Meeting, and do not have discretionary authority to vote those shares if they do not receive timely instructions from the beneficial owners. At the Annual Meeting, brokers will not have discretionary authority to vote on Proposal No. 1, Nomination And Election Of Directors, in the absence of timely instructions for the beneficial owners; however brokers will have discretionary authority to vote on Proposal No. 2, Approval Of Appointment Of Auditors. As a consequence, there will be no broker non-votes with regard to Proposal No. 2.
You may vote “FOR” or “WITHHOLD AUTHORITY” for each director nominee. If you vote “WITHHOLD AUTHORITY,” your vote will be counted for purposes of determining the presence of a quorum. You may vote “FOR”, “AGAINST” OR “ABSTAIN” on the Company’s proposal to ratify the selection of our independent registered public accounting firm.

VOTING
The Company, as provided in and by its Certificate of Incorporation, has two authorized classes of common stock, denominated Common Stock and Class A Common Stock, and one authorized class of preferred stock, denominated Preferred Stock.
As of July 1, 2011, the record date for the Annual Meeting, there were 6,086,740 shares of Common Stock and 967,702 shares of Class A Common Stock outstanding. There are no outstanding shares of Preferred Stock.
Holders of Common Stock and holders of Class A Common Stock are entitled to one vote for each share of stock held, and the voting and other rights of each class are equivalent, except in respect to the election of directors. The Class A Common Stock shareholders have the right to elect four directors and the Common Stock shareholders have the right to elect three directors.
A quorum, counting proxies and shares represented in person, is necessary to the voting upon proposals proposed by management, and other business that may properly come before the Annual Meeting. Fifty percent (50%) of the outstanding shares of Common Stock is a quorum for the election of directors to be elected by the holders of Common Stock, and fifty percent (50%) of the outstanding shares of Class A Common Stock is a quorum for the election of directors to be elected by holders of Class A Common Stock. For matters on which the shareholders vote together as a single class, fifty percent (50%) of all outstanding shares constitutes a quorum.
Election of directors is by a plurality vote of the respective class. Ratification of the appointment of the Company’s independent certified public accountants requires a majority of the votes cast on the matter.
Voting Via the Internet or By Telephone:
Please note that there are separate Internet and telephone voting arrangements depending upon whether your shares are registered in your name or in the name of a bank or broker. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by such Shareholder utilizing such services.
Shares Registered Directly in the Name of the Shareholder:
Shareholders with shares of Common Stock registered directly with the Company’s transfer agent, American Stock Transfer & Trust Company (“AmStock”), may vote telephonically by calling 1-800-PROXIES (1-800-776-9437) on a touch tone telephone, or via the Internet at AmStock’s voting site on the World Wide Web (www.voteproxy.com). A Control Number located on the proxy card will be utilized to verify your identity, allow you to vote your shares of Common Stock, and confirm that your voting instructions have been properly recorded.
Shares Registered in the Name of a Brokerage Firm or Bank:
A number of brokerage firms and banks are participating in a program that also offers telephone and Internet voting options. This program is likely different from the program provided by AmStock for the Company’s shares of Common Stock registered in the name of the Shareholder. If your shares are held in an account at a brokerage firm or bank which participates in an electronic voting program, you may vote those shares telephonically or via the Internet by following the instructions provided on your proxy card.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s Common Stock, Class A Common Stock and ownership of all shares outstanding as of July 1, 2011 by (i) each of the directors and director nominees, (ii) each of the named executive officers listed in the summary compensation table and (iii) all current officers and directors as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares owned (subject to community property laws, where applicable), and is the beneficial owner of them.

Beneficial Ownership of Equity Securities
				Ownership	Ownership	Ownership
	Number of Shares Owned			Percentage of	Percentage of	Percentage of
		Class A	“Option	Common Stock	Class A Stock	All Shares
Name and Address	Common Stock	Common Stock	Shares”	Outstanding (1)	Outstanding (1)	Outstanding (1)

David Edell	146,609	484,615	—	2.4%	50.1%	8.9%
Ira W. Berman	160,533	483,087	—	2.6%	49.9%	9.1%
Stanley Kreitman	15,000	—	—	*	—	*
Robert Lage	—	—	—	—	—	—
James P. Mastrian	—	—	—	—	—	—
Jack Polak	53,254	—	—	*	—	*
Dunnan Edell	77,158	—	—	1.6%	—	1.4%
Drew Edell	98,108	—	—	1.6%	—	1.4%
Stephen A. Heit	2,336	—	—	*	—	*
Officers & Directors As a Group (9 persons)	572,998	967,702	—	9.4%	100.0%	21.8%

*	Represents less than one percent (1%) of the outstanding shares of the class.

(1)
David Edell and Ira Berman own 100% of the outstanding shares of Class A Common Stock. David Edell and Ira Berman are no longer officers, but remain as directors. Ira Berman will not be seeking re-election to the Board of Directors at the Annual Meeting. Dunnan Edell is a director and officer. Messrs. Stephen Heit and Drew Edell are officers. Messrs. Lage, Mastrian, Kreitman and Polak are independent, outside directors. Sardar Biglari and Philip L. Cooley are director nominees who are standing for election at the Annual Meeting. Philip L. Cooley does not own any Company stock. The benefical holdings of Sardar Biglari can be found in the footnotes to the chart of Security Ownership of Certain Beneficial Owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information regarding the ownership of the Company’s Common Stock, Class A Common Stock and ownership of all shares outstanding, as of the reporting dates noted below, by each person that the Company is aware to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock and/or Class A Common Stock.

Beneficial Ownership of Equity Securities
				Ownership	Ownership
				Percentage	Percentage	Ownership
	Number of Shares Owned			of	of	Percentage
		Class A		Common	Class A	of
	Common	Common	“Option	Stock	Stock	All Shares
Name and Address	Stock	Stock	Shares”	Outstanding	Outstanding	Outstanding

Biglari Holdings, Inc. 175 East Houston St. San Antonio, TX 78205 (1)	776,259	—	—	12.8%	—	11.0%

Renaissance Technologies, L.L.C., 800 Third Avenue New York, NY 10022 (2)	308,400	—	—	5.7%	—	4.4%

(1)
Based on information contained in an amendment to Schedule 13D filed on May 27, 2011 by Biglari Holdings, Inc. The amount reported includes 388,129 shares held by The Lion Fund, L.P. (the “Lion Fund”) and 388,130 shares held by Biglari Holdings Inc. Sardar Biglari is the Chairman and Chief Executive Officer of Biglari Holdings Inc. and has investment discretion over the securities owned by Biglari Holdings Inc. By virtue of this relationship, Sardar Biglari may be deemed to beneficially own the shares owned by Biglari Holdings Inc. Sardar Biglari expressly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Biglari Capital Corp. (“BCC”) is the general partner of the Lion Fund and is a wholly-owned subsidiary of Biglari Holdings Inc. Sardar Biglari is the Chairman and Chief Executive Officer of BCC and has investment discretion over the securities owned by the Lion Fund. By virtue of these relationships, BCC, Biglari Holdings Inc. and Sardar Biglari may be deemed to beneficially own the 388,129 shares owned directly by the Lion Fund. Each of BCC, Biglari Holdings Inc. and Sardar Biglari expressly and respectively disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein.

(2)
Information obtained from Form 13F, for the calendar year or quarter ended December 31, 2010, filed by Renaissance Technologies, L.L.C. on February 11, 2011 with the United States Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based upon the reports furnished to the Company, all reports required to be filed during or concerning the Company’s 2010 fiscal year, by officers, directors and shareholders who own more than ten percent of the Company’s equity securities, pursuant to Section 16 of the Securities Exchange Act of 1934 (Form 3, Initial Statement of Beneficial Ownership; Form 4, Statement of Changes of Beneficial Ownership; and Form 5, Annual Statement of Beneficial Ownership), were timely filed with the Securities and Exchange Commission.
EXECUTIVE OFFICERS OF THE COMPANY
The following individuals are the executive officers of the Company:
President and Chief Executive Officer: Dunnan D. Edell, 55 years old, has served as the Company’s President and Chief Executive Officer since the beginning of the 2011 fiscal year. Prior to that, Mr. Edell served as President and Chief Operating Officer beginning in fiscal 2003. Mr. Edell joined the Company in 1984, was appointed Divisional Vice-President in 1986. He has been a director since 1994. He is a graduate of the George Washington University. He was employed by Alleghany Pharmacal Corporation from 1982 to 1984 and by Hazel Bishop from 1977 to 1981. Mr. Edell is the son of David Edell, who was the Chief Executive Officer until end of the fiscal 2010 year, and now serves as a consultant to the Company, and the brother of Drew Edell, who is the Company’s Executive Vice President of Product Development and Production.
Executive Vice President and Chief Financial Officer: Stephen Heit, 56 years old, joined CCA in May 2005 as Executive Vice President — Operations, and was appointed Chief Financial Officer in March 2006. Prior to that he was Vice President — Business Strategies for Del Laboratories, Inc., a consumer products company that was listed on the American stock exchange, from 2003 to 2005. Mr. Heit served as President of AM Cosmetics, Inc. from 2001 to 2003, as Chief Financial Officer from 1998 to 2003, and Corporate Secretary to the Board of Directors from 1999 to 2003. From 1986 to 1997 he was the Chief Financial Officer of Pavion Limited, and also served on the Board of Directors. He also served as a Director of Loeb House, Inc., a non-profit organization serving mentally handicapped adults from 1987 to 1995, and Director of Nyack Hospital Foundation from 1993 to 1995. He received a Bachelor of Science from Dominican College in 1976, with additional graduate work in Professional Accounting at Fordham University from 1976 — 1978, and is a MBA Candidate at the University of Connecticut Graduate Business School.
Executive Vice President — Product Development and Production, Corporate Secretary: Drew Edell, 53 years old, is a graduate of Pratt Institute, where he received a Bachelor’s degree in Industrial Design. Mr. Edell has been serving as Executive Vice President — Product Development and Production, and became Corporate Secretary, effective December 1, 2010. He joined the Company in 1983, and in 1985, he was appointed Vice President of Product Development and Production.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes compensation earned in the 2010, 2009 and 2008 fiscal years by the Chief Executive Officer and Chief Financial Officer and each of our other three most highly compensated executive officers.
Summary Compensation Table

				All Other
Name and Principal		Salary	Bonus	Compensation		Total
Position	Year	($)	($)(1)	($)(2)		($)
David Edell	2010	930,042	350,776	44,888	(3)	1,325,706
Former Chief	2009	878,354	513,328	43,652		1,435,334
Executive Officer	2008	812,700	422,285	43,639		1,278,624
Ira. W. Berman	2010	930,042	350,776	47,811	(3)	1,328,629
Former Secretary and	2009	878,354	513,328	45,552		1,437,234
Executive Vice President	2008	812,700	422,285	45,443		1,280,428
Dunnan D. Edell	2010	350,000	64,000	17,977		431,977
President, Chief	2009	350,000	96,000	17,909		463,909
Executive Officer	2008	343,269	96,000	16,632		455,901
Stephen A.Heit	2010	250,000	23,333	12,709		286,042
Chief Financial Officer,	2009	250,000	35,000	10,370		295,370
Executive Vice President	2008	234,615	24,000	9,093		267,708
Drew Edell	2010	275,000	32,000	17,140		324,140
Executive Vice President,	2009	275,000	48,000	12,620		335,620
Research & Development	2008	269,711	48,000	11,442		329,153

(1)	Bonus amounts represent amounts earned in each respective fiscal year, not necessarily paid in each year.

(2)	Includes the personal-use value of Company-leased automobiles, the value of Company-provided life insurance, and health insurance that is made available to all employees.

(3)
The employment agreements of each of Edell and Berman provide that they may receive an additional reimbursement for a complete physical examination and reimbursement of up to $5,000 of medical expenses for each employment or consulting period. The Company also pays for a life insurance policy owned by each of Edell and Berman, with a face value of $750,000 for each policy, as per their respective employment agreements.

The Company lost eligibility for the corporate tax deduction of approximately $547,566 of officers’ compensation for fiscal 2010, in accordance with Internal Revenue Service rules.
Compensation Program
The Company’s Executive Compensation Program, administered by the Compensation Committee is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, management initiatives, and financial performance, and has an established program to:
•	Reward executives for long-term strategic management and the enhancement of shareholder value.

•	Integrate compensation programs with both the Company’s annual and long-term strategic planning.

•	Support a performance-oriented environment that rewards performance not only with respect to Company goals, but also Company performance as compared to industry-performance levels.

Under the Company’s compensation program, the Compensation Committee may issue either cash and/or equity based compensation. The Compensation Committee determines the level of salary and bonuses, if any of the corporate officers. The Committee determines the salary or salary range based upon competitive norms. Actual salary changes are based upon performance.
Employment Agreements
David Edell and Ira W. Berman
The Company had executed Employment Contracts on December 1, 1993, with its former Chief Executive Officer, David Edell, and its former Corporate Secretary, Ira W. Berman. The contracts for both are exactly the same. Employment under the contracts expired on December 31, 2010, and Mr. Edell and Mr. Berman (the “Consultants”) became consultants for an ensuing five years in accordance with the provisions of the contract. Under the terms of the employment contract, the Company can request that the Consultants each provide consulting services for not more than sixty days per year. For the consulting services provided, the Consultants shall be paid consideration equal to 50% of their annual base salary plus bonus that they received in 2010. The Employment Contracts provide that the consulting payments will increase six (6%) percent for each successive year of the consulting term. The Consultants are also entitled to all benefits that they had previously received as employees for the duration of the consulting term. Mr. Berman remains as Chairman of the Board and director (until the Annual Meeting at which time he will not be standing for re-election), and Mr. Edell remains as a director of the Company. During the employment period, the contracts had provided for a base salary which commenced in 1994 in the amount of $300,000 (plus a bonus of 20% of the base salary), with a year-to-year CPI of 6% increase, plus 2.5% of the Company’s pre-tax income plus depreciation and amortization plus certain fringe benefits including the cost of auto expenses, and health insurance. The Consultants were also entitled to reimbursement for a complete physical examination and reimbursement of up to $5,000 of medical expenses for each employment or consulting period. The Company also pays for a life insurance policy owned by each of the Consultants, with a face value of $750,000 for each policy, as per each respective employment agreement. During fiscal 2010, the Company paid premiums totaling $55,993 for both policies. The 2.5% measure in the bonus provision of the Consultant’s contracts was amended on November 3, 1998 so as to calculate it against earnings before income taxes, plus depreciation, amortization and expenditures for media and cooperative advertising in excess of $8,000,000. On May 24, 2001, the contract was amended increasing the base salary then in effect by $100,000 per annum.
On March 15, 2011, the compensation committee of the board of directors, acting on behalf of the Company, entered into a Change of Control Agreement (together, the “COC Agreements”) with each of the Consultants. The COC Agreements contained identical terms and conditions to each other and provide that, in the event of a Change of Control of the Company, each of the Consultants is entitled to cease performing consulting services under his respective Employment/Consulting Agreement, and is entitled to certain payments from the Company, including a lump sum payment of all fees under the Employment/Consulting Agreement from the date of occurrence of the Change of Control through the end of the original term of that Employment/Consulting Agreement. In addition, upon on Change of Control, all of the Consultants’ unvested awards under the Company’s equity-based compensation plans, if any, automatically vest in full. Under the COC Agreements, each Consultant has agreed to a non-competition and non-solicitation restriction for two years, during which two-year period the Consultant is entitled to continued coverage under the Company’s group health, dental, long-term disability and life insurance plans. The foregoing summary of the COC Agreements are qualified in their entirety by the full text of the COC Agreements, copies of which may be found in Form 8-K, filed by the Company with the United States Securities and Exchange Commission on March 17, 2011.
Dunnan D. Edell
On March 21, 2011, the compensation committee of the board of directors, acting on behalf of the Company, entered into an Employment Agreement with Dunnan D. Edell, the Company’s President and Chief Executive Officer. Dunnan D. Edell is the son of David Edell, who is a member of the board of directors of the Company, and serves as a consultant to the Company, and is also the brother of Drew Edell who is the Company’s Executive Vice President of Research and Development. The Employment Agreement provides for a base salary of $350,000 per annum, which may be increased each year at the discretion of the Company’s Compensation Committee. Mr. Edell is also eligible to receive an annual performance-based bonus as awarded by the Compensation Committee, and to participate in the Company’s equity compensation plans. In addition, Mr. Edell receives a company automobile, health insurance and certain other benefits. In the event of termination of the Employment Agreement as a result of the disability or death of the Mr. Edell, he (or his estate or beneficiaries) shall be entitled to receive all base salary and other benefits earned and accrued until such termination as well as a single-sum payment equal to the base salary and a single-sum payment equal to the value of the highest bonus earned in the one-year period preceding the date of termination pro-rated for the number of days served in that fiscal year. If the Company terminates Mr. Edell for Cause (as defined in the Employment Agreement), or Mr. Edell terminates his employment in a manner not considered to be for Good Reason, Mr. Edell shall be entitled to receive all base salary and other benefits earned and accrued prior to the date of termination. If the Company terminates Mr. Edell in a manner that is not for Cause or due to his death or disability, Mr. Edell terminates his employment for Good Reason, or the Company does not renew the Employment Agreement after December 31, 2013, then Mr. Edell shall be entitled to receive a single-sum payment equal to his unpaid base salary and other benefits earned and accrued prior to the date of termination and a single-sum payment of an amount equal to three times (a) the average of the base salary amounts paid to Mr. Edell over the three calendar years prior to the date of termination, (b) if less than three years have elapsed between March 21, 2011 and the date of termination, the highest base salary paid to Mr. Edell in any calendar year prior to the date of termination, or (c) if less than twelve months have elapsed between March 21, 2011 and the date of termination, the highest base salary received in any month times twelve. In addition, Mr. Edell is entitled to certain benefits in connection with a Change of Control (as defined in the respective Employment Agreements). Under the Employment Agreement, Mr. Edell has agreed to non-competition restrictions for a period of six months following the end of the term of his Employment Agreement, during which period Mr. Edell will be paid an amount equal to his base salary for a period of six months, and an amount equal to the pro rata share of any bonus attributable to the portion of the year completed prior to the date of termination. Mr. Edell has also agreed to confidentiality and non-solicitation restrictions under the Employment Agreement.
As a result of the execution of the Employment Agreements referred to above, the Amended and Restated Employment Agreement, by and between Mr. Dunnan D. Edell and the Company, effective as of December 1, 2002 and amended on February 10, 2007 and May 17, 2007, has been terminated.
Stephen A. Heit
On March 21, 2011, the compensation committee of the board of directors, acting on behalf of the Company, entered into an Employment Agreement with Stephen A. Heit, the Company’s Executive Vice President and Chief Financial Officer. The Employment Agreement provides for a base salary of $250,000 per annum, which may be increased each year at the discretion of the Company’s Compensation Committee upon recommendation of the Chief Executive Officer. Mr. Heit is also eligible to receive an annual performance-based bonus as awarded by the Compensation Committee, and to participate in the Company’s equity compensation plans. In addition, Mr. Heit receives a company automobile, health insurance and certain other benefits. In the event of termination of the Employment Agreement as a result of the disability or death of the Mr. Heit, he (or his estate or beneficiaries) shall be entitled to receive all base salary and other benefits earned and accrued until such termination as well as a single-sum payment equal to the base salary and a single-sum payment equal to the value of the highest bonus earned in the one-year period preceding the date of termination pro-rated for the number of days served in that fiscal year. If the Company terminates Mr. Heit for Cause (as defined in the Employment Agreement), or Mr. Heit terminates his employment in a manner not considered to be for Good Reason, Mr. Heit shall be entitled to receive all base salary and other benefits earned and accrued prior to the date of termination. If the Company terminates Mr. Heit in a manner that is not for Cause or due to his death or disability, Mr. Heit terminates his employment for Good Reason, or the Company does not renew the Employment Agreement after December 31, 2013, then Mr. Heit shall be entitled to receive a single-sum payment equal to his unpaid base salary and other benefits earned and accrued prior to the date of termination and a single-sum payment of an amount equal to three times (a) the average of the base salary amounts paid to Mr. Heit over the three calendar years prior to the date of termination, (b) if less than three years have elapsed between March 21, 2011 and the date of termination, the highest base salary paid to Mr. Heit in any calendar year prior to the date of termination, or (c) if less than twelve months have elapsed between March 21, 2011 and the date of termination, the highest base salary received in any month times twelve. In addition, Mr. Heit is entitled to certain benefits in connection with a Change of Control (as defined in the respective Employment Agreements). Under the Employment Agreement, Mr. Heit has agreed to non-competition restrictions for a period of six months following the end of the term of his Employment Agreement, during which period Mr. Heit will be paid an amount equal to his base salary for a period of six months, and an amount equal to the pro rata share of any bonus attributable to the portion of the year completed prior to the date of termination. Mr. Heit has also agreed to confidentiality and non-solicitation restrictions under the Employment Agreement.

Drew Edell
On March 21, 2011, the compensation committee of the board of directors, acting on behalf of the Company, entered into an Employment Agreement with Drew Edell, the Company’s Executive Vice President of Research and Development. Drew Edell is the son of David Edell, who is a member of the board of directors of the Company, and serves as a consultant to the Company, and the brother of Dunnan Edell, who is the President and Chief Executive Officer of the Company. The Employment Agreement provides for a base salary of $275,000 per annum, which may be increased each year at the discretion of the Company’s Compensation Committee. Mr. Edell is also eligible to receive an annual performance-based bonus as awarded by the Compensation Committee, and to participate in the Company’s equity compensation plans. In addition, Mr. Edell receives a company automobile, health insurance and certain other benefits. In the event of termination of the Employment Agreement as a result of the disability or death of the Mr. Edell, he (or his estate or beneficiaries) shall be entitled to receive all base salary and other benefits earned and accrued until such termination as well as a single-sum payment equal to the base salary and a single-sum payment equal to the value of the highest bonus earned in the one-year period preceding the date of termination pro-rated for the number of days served in that fiscal year. If the Company terminates Mr. Edell for Cause (as defined in the Employment Agreement), or Mr. Edell terminates his employment in a manner not considered to be for Good Reason, Mr. Edell shall be entitled to receive all base salary and other benefits earned and accrued prior to the date of termination. If the Company terminates Mr. Edell in a manner that is not for Cause or due to his death or disability, Mr. Edell terminates his employment for Good Reason, or the Company does not renew the Employment Agreement after December 31, 2013, then Mr. Edell shall be entitled to receive a single-sum payment equal to his unpaid base salary and other benefits earned and accrued prior to the date of termination and a single-sum payment of an amount equal to three times (a) the average of the base salary amounts paid to Mr. Edell over the three calendar years prior to the date of termination, (b) if less than three years have elapsed between March 21, 2011 and the date of termination, the highest base salary paid to Mr. Edell in any calendar year prior to the date of termination, or (c) if less than twelve months have elapsed between March 21, 2011 and the date of termination, the highest base salary received in any month times twelve. In addition, Mr. Edell is entitled to certain benefits in connection with a Change of Control (as defined in the respective Employment Agreements). Under the Employment Agreement, Mr. Edell has agreed to non-competition restrictions for a period of six months following the end of the term of his Employment Agreement, during which period Mr. Edell will be paid an amount equal to his base salary for a period of six months, and an amount equal to the pro rata share of any bonus attributable to the portion of the year completed prior to the date of termination. Mr. Edell has also agreed to confidentiality and non-solicitation restrictions under the Employment Agreement.
As a result of the execution of the Employment Agreements referred to above, the Amended and Restated Employment Agreement, by and between Mr. Drew Edell and the Company, effective as of December 1, 2002 and amended on February 10, 2007 and May 17, 2007, has been terminated.
Stock Option Plans
Long-term incentives are provided through the issuance of stock options.
There were no stock options outstanding as of November 30, 2010 for the named executive officers.
On July 9, 2003, the Company’s 2003 Stock Option Plan was approved by the shareholders at the Company’s Annual Meeting. An Amended and Restated 2003 Stock Option Plan was approved by the shareholders at the Annual Meeting held on June 15, 2005. The Stock Option Plan covers 1,000,000 shares of the Company’s Common Stock. On August 25, 2004, 25,000 stock options were issued to key employees exercisable at $7.50 per share, of which none are outstanding.
The Amended and Restated 2003 Stock Option Plan provides for the granting of options to employees (including officers and directors who are also employees) and consultants of the Company (provided, however, that Incentive Stock Options may not be granted to any non-employee director or consultant). Both Incentive Stock Options and Nonqualified Stock Options may be granted under the plans. The Incentive Stock Options (but not the Nonqualified Stock Options) are intended to qualify as “Incentive Stock Options” as defined in Section 422(a) of The Internal Revenue Code. The Plans are not qualified under Section 401(a) of the Code, nor subject to the provisions of the Employee Retirement Income Security Act of 1974.

CORPORATE GOVERNANCE
Board Leadership Structure
The Chairman of the Board of Directors is Ira W. Berman (who has decided to not stand for re-election and will become Chairman Emeritus at the Annual Meeting), and the President and Chief Executive Officer of the Company is Dunnan D. Edell, who also serves as a director. Drew Edell serves as Corporate Secretary. There is no lead independent director, however, Robert Lage, an independent director, serves as Chairman of the Audit and Compensation Committees. The Company has had separate positions of Chairman of the Board and Chief Executive Officer since its inception.
The Board of Directors consists of seven members, four of whom are independent. Members of the Board of Directors are kept informed of the Company’s operations by reviewing materials provided to them, visiting the Company’s offices, speaking to the executives of the Company and by attending meetings of the board and its committees. A meeting is held at least once per year with only the independent directors in attendance.
The Board of Director’s leadership is designed so that the independent directors exercise oversight over the Company’s key issues related to strategy and risk. A detailed annual budget is presented and approved by the directors, including plans for media expenditures. Revised forecasts for the fiscal year are presented to the directors as circumstances dictate.
Risk Oversight
The Company does not have a risk management committee. Risk oversight is performed by the entire Board of Directors. The Board considers risk levels in various areas of operation of the Company, including, but not limited to, legal and litigation issues, investments in marketable securities, accounts receivable and inventory levels, returns of product, and proposed new products. Robert Lage, the Chairman of the Audit Committee, is in regular communication with Stephen A. Heit, the Company’s Chief Financial Officer, reviewing the Company’s internal controls, compliance with the Sarbanes-Oxley Act, the Company’s financial results and compliance with the Company’s Standard of Business Conduct. All employees, including the executive officers, are required to comply with the Company’s Standard of Business Conduct. A copy of the Standard of Business Conduct is available under Corporate Governance in the Investor Relations section of the Company website www.ccaindustries.com. The Board believes that the close oversight by members of the Board over the Company and its management provides effective risk management of the Company’s operations.
Director Independence
Stanley Kreitman, Jack Polak (who will not be standing for re-election at the Annual Meeting), James Mastrian and Robert Lage are deemed by the Board of Directors to be “independent” members of the Board of Directors, as determined in accordance with Section 803(a) of the NYSE Amex stock exchange rules and by regulations of the SEC. Director nominees Sardar Biglari and Philip Cooley have also been deemed to be “independent” if they are elected to the Board of Directors.
There were no related party transactions that occurred between the Company and any of the independent directors, and accordingly there were no transactions, relationships or arrangements not disclosed under “Transactions with Related Persons” that were considered by the board under the applicable independence definitions in determining that the director is independent.
Board Meetings
During fiscal year 2010, the Board of Directors held four meetings, the Audit Committee held four meetings, the Compensation Committee held one meeting, the Nominating Committee held one meeting, and the Investment Committee held four meetings. All of the directors attended 100% of all of the meetings of the Board and at least 75% of the respective committees of the Board of which they were members.

All of the Company’s directors were present at the last annual meeting. The Company does not have a policy with regards to directors’ attendance at annual shareholder meetings.
Committees of the Board
The Board of Directors has the following standing committees:
Audit Committee
The Company has an Audit Committee comprised solely of independent directors, Messrs. Stanley Kreitman, Robert Lage and James Mastrian. Mr. Lage serves as Chairman of the Audit Committee. Robert Lage, a retired certified public accountant, and Stanley Kreitman, former president of a national bank, are deemed by the Board of Directors to be “audit committee financial experts” as defined by the SEC rules and are “financially sophisticated” as defined by NYSE-Amex rules.
The Audit Committee is appointed by the Board to assist the Board with oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the Company’s external auditors, and (iv) the performance of the Company’s internal audit function and external auditors. It is the Audit Committee’s responsibility to retain or terminate the Company’s independent registered public accountants, who audit the Company’s financial statements, and to prepare the Audit Committee report that the SEC requires to be included in the Company’s Annual Proxy Statement. As part of its activities, the Audit Committee meets with the Company’s independent registered public accountants at least annually to review the scope and results of the annual audit and quarterly to discuss the review of the quarterly financial results. In addition, the Audit Committee receives and considers the independent registered public accountants’ comments and recommendations as to internal controls, accounting staff, management performance and auditing procedures. The Audit Committee is also responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
Regarding fiscal 2010, the Audit Committee (a) reviewed and discussed the Company’s audited financial statements with management; (b) received and discussed the information required to be discussed, pursuant to Auditing Standards and SEC regulations with the Company’s independent auditors; (c) received written disclosures, and the letter concerning same, from the independent auditors as required by SEC regulations and by Independence Standards Board Standard; (d) discussed the independence of the auditors, with the auditors; and (e) recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K.
An Audit Committee Charter was adopted by the full Board of Directors. A copy of the Audit Committee Charter can be found in the investor section of the Company’s website at www.ccaindustries.com.
Compensation Committee
The Compensation Committee is comprised of Messrs. Stanley Kreitman, Robert Lage and James Mastrian. Mr. Lage serves as Chairman of the Compensation Committee.
The functions of the Compensation Committee include evaluating the performance of the Chief Executive Officer, and other executive officers of the Company, and, based on this evaluation, determining and approving the compensation of the Chief Executive Officer; making recommendations to the Board with respect to compensation of the Company’s other executive officers; making recommendations to the Board with respect to compensation of non-management directors; making recommendations to the Board with respect to, and administering, the Company’s compensation plans; and performing other related functions specified in the Committee’s charter.

A Compensation Committee Charter was adopted by the full Board of Directors. The charter was amended by the Board of Directors on May 23, 2011. A copy of the amended Committee Charter can be found in the investor section of the Company’s web site at www.ccaindustries.com.
Nominating Committee
The Nominating Committee consists of Stanley Kreitman and James Mastrian. Stanley Kreitman serves as Chairman of the Nominating Committee. There is no charter for the Nominating Committee.
The Nominating Committee’s responsibilities include, among other things, identifying individuals qualified to become Board members and recommending to the Board nominees to stand for election at any meeting of shareholders, and identifying and recommending nominees to fill any vacancy, however created, in the Board.
Nominees for director are selected on the basis of broad experience and diversity, which includes differences of viewpoint, professional experience, education, skill and other individual qualities. In addition, integrity, the ability to make independent analytical inquiries, an understanding of the Company’s business environment with particular emphasis on consumer products and the Company’s retail partners, and a willingness to devote adequate time to Board of Director duties are also considered. The Committee may consider candidates proposed by management or shareholders but is not required to do so. The Committee does not have any formal policy with regard to the consideration of any director candidates recommended by the security holders or any minimum qualifications or specific procedure for identifying and evaluating nominees for director as the Board does not believe that such a formalistic approach is necessary or appropriate at this time.
Shareholders may propose candidates for Board membership by writing to CCA Industries Inc., Attention: Nominating Committee, 200 Murray Hill Parkway, East Rutherford, NJ 07073 so that the nomination is received by the Company by April 6, 2012 to be considered for the 2012 Annual Meeting. Any such proposal shall contain the name, Company security holdings and contact information of the person making the nomination; the candidate’s name, address and other contact information; any direct or indirect holdings of the Company’s securities by the nominee; any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements; information regarding related party transactions with the Company and/or the shareholder submitting the nomination; any actual or potential conflicts of interest; the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and stock exchange requirements. Nominees proposed by shareholders will receive the same consideration as other nominees.
Investment Committee
The Investment Committee members are Ira W. Berman (who will not be standing for re-election at the Annual Meeting), Stanley Kreitman and Robert Lage. Ira Berman serves as Chairman of the Investment Committee, and Stephen A. Heit, the Company’s Chief Financial Officer also serves as a member of the committee.
The Investment Committee’s responsibilities are to set investment policies (subject to approval of the Board of Directors) and guidelines, including policies and guidelines regarding asset classes, asset allocation ranges, and prohibited investments, and to review the management and performance of the Company’s investments.
Communications with Directors
Shareholders of the Company who wish to communicate with the Board or any individual director can write to CCA Industries, Inc., Investor Relations, 200 Murray Hill Parkway, East Rutherford, NJ 07073 or send an email to boardofdirectors@ccaindustries.com. Your letter or email should indicate that you are a shareholder of the Company. Depending on the subject matter of your inquiry, management will forward the communication to the director or directors to whom it is addressed; attempt to handle the inquiry directly, as might be the case if you request information about the Company or it is a shareholder related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to any requesting director.

TRANSACTIONS WITH RELATED PERSONS
The Company’s policy regarding transactions with related persons requires transactions with related persons to be reviewed and approved or ratified by the Company’s Audit Committee as well as by the Company’s Chief Executive Officer and Chief Financial Officer. In this regard, all such transactions are first discussed with the Chief Executive Officer and the Chief Financial Officer for an initial determination of whether such further related person transaction review is required. The Company utilizes the definition of related persons under applicable SEC rules, defined as any executive officer, director or nominee for director of the Company, any beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, or any immediate family member of any such person. In reviewing these transactions, the Company strives to assure that the terms of any agreement between the Company and a related party is at arm’s length, fair and at least as beneficial to the Company as could be obtained from third parties. The Audit Committee, in its discretion, may consult with third party appraisers, valuation advisors or brokers to make such determination.
The Company has not entered into any transactions since the beginning of the Company’s last two fiscal years, or has proposed to enter into any transaction, in which any related person had or will have a direct or indirect material interest.

PROPOSAL NO. 1
NOMINATION AND ELECTION OF DIRECTORS
At the Annual Meeting, seven directors are to be elected to the Company’s Board of Directors. All directors are subject to one-year terms and annual election. Four directors are elected by the holders of Class A Common Stock and three directors are elected by the holders of Common Stock. Each director holds office until the next Annual Meeting of Shareholders and until a successor is elected and qualified, or until death, resignation or removal. Management has no reason to believe any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of election, unless the shareholder withholds authority from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors to fill such vacancy.
The four nominees proposed for election by the holders of the Company’s Class A Common Stock (David Edell, Robert A. Lage, James P. Mastrian and Stanley Kreitman) served as directors since the 2010 Annual Meeting of Shareholders. The three nominees proposed for election by the holders of Common Stock (Dunnan D. Edell, Sardar Biglari and Phillip Cooley) were recommended for election by the Nominating Committee of the current board of directors. Dunnan D. Edell has served as a director since the 2010 Annual Meeting of Shareholders. Ira W. Berman and Jack Polak previously announced that they were retiring, and would not be standing for re-election as directors at the 2011 Annual Meeting of Shareholders.
There were no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director. There are no family relationships among any of the directors or executive officers or nominees for director or executive officer, except that David Edell, a director, is the father of Dunnan D. Edell, the President and Chief Executive Officer and a director, and Drew Edell, Executive Vice President of Research and Development.
The following table summarizes information with respect to the nominees:

Name	Age	Director Since

Class A Common Stock Nominees:
David Edell	79	1983
Stanley Kreitman	78	1996
Robert A. Lage	74	2003
James P. Mastrian	68	2009

Common Stock Nominees:
Dunnan D. Edell	55	1994
Sardar Biglari	33	—
Philip Cooley	67	—
Set forth below is additional information regarding all nominees for director, including information concerning their principal occupations and certain other directorships.
Class A Common Stock Nominees
No vote or proxy is solicited in respect of the nominees to be elected by the holders of Class A Common Stock, since Messrs. Ira W. Berman and David Edell, own all of the shares of Class A Common Stock, and they have jointly proposed David Edell, Mr. Kreitman, Mr. Lage and Mr. Mastrian for re-election.

David Edell served as the Company’s Chief Executive Officer from 1983 to December 2010, and currently serves as a consultant to the Company. Prior to his association with the Company, he was a marketing and financial consultant; and, by 1983, he had extensive experience in the health and beauty aids field as an executive director and/or officer of Hazel Bishop, Lanolin Plus and Vitamin Corporation of America. In 1954, David Edell received a Bachelor of Arts degree from Syracuse University. Mr. Edell is the father of Dunnan Edell and Drew Edell.
Director Qualifications
•	Extensive experience in the consumer products market segment
•	Founder of the Company and leadership role since inception
Stanley Kreitman has been Chairman of the Board of Manhattan Associates, an equity investment firm, since 1994. He is also a director of Medallion Financial Corp., a SBIC NASDAQ listed company and Capital Lease Financial Corp, a NYSE listed company. Mr. Kreitman was Chairman of the Board of Trustees of the New York Institute of Technology from 1990 to 2005, and of Crime Stoppers Nassau County (NY), since 1994. Since February 1999 he has been a member of the Board of Directors of K.S.W. Corp. He is also a director and executive committee member of the New York City Board of Corrections. From 1975 until 1993, he was President of United States Banknote Corporation, a securities printer.
Director Qualifications
•	Leadership experience as President of United States Banknote Corporation
•	Extensive experience serving on boards of directors of various corporations and organizations
•	Deemed by the Board of Directors to be an “audit committee financial expert” as defined by the SEC rules and “financially sophisticated” as defined by the NYSE-Amex rules.
Robert A. Lage, a retired CPA, was a partner at Price Waterhouse Coopers Management Consulting Service prior to his retirement in 1997. He has been engaged in the practice of public accounting and management consulting since 1959. He received a BBA from Bernard Baruch College of The City University of New York in 1958.
Director Qualifications
•	Certified Public Accountant since 1959
•	Extensive experience as a partner at Price Waterhouse Coopers Management Consulting Service
•	Deemed by the Board of Directors to be an “audit committee financial expert” as defined by the SEC rules and “financially sophisticated” as defined by NYSE-Amex rules
James P. Mastrian retired from the Rite Aid Corp. in August 2008. He was the special advisor to the Chairman and Chief Executive Officer. Prior to that, he was the Chief Operating Officer of Rite Aid Corp. from October 2005 to August 2007. He had been Senior Executive Vice President, Marketing, Logistics and Pharmacy Services from November 2002 to October 2005, and was Senior Executive Vice President, Marketing and Logistics of Rite Aid from October 2000 until November 2002. Prior to that he was Executive Vice President, Marketing from November 1999 to October 2000. Mr. Mastrian was also Executive Vice President, Category Management of Rite Aid from July 1998 to November 1999. Mr. Mastrian was Senior Executive Vice President, Merchandising and Marketing of OfficeMax, Inc. from June 1997 to July 1998 and Executive Vice President, Marketing of Revco D.S., Inc. from July 1994 to June 1997, and served in other positions from September 1990. Mr. Mastrian also serves on the National Board of the Boys Hope Girls Hope, an international educational and residential program for academically capable abused, neglected and abandoned children. Mr. Mastrian received a B.S. Pharmacy from the University of Pittsburgh in 1965.

Director Qualifications
•	Leadership role in the retail sector with a large chain drug store company
•	Extensive marketing experience at retail
Common Stock Nominees
The Nominating Committee is proposing Dunnan D. Edell, Sardar Biglari and Philip L. Cooley for election by the holders of Common Stock at the Annual Meeting.
Dunnan D. Edell has served as the Company’s President and Chief Executive Officer since the beginning of the 2011 fiscal year. Prior to that, Mr. Edell served as President and Chief Operating Officer since fiscal 2003. Mr. Edell joined the Company in 1984, was appointed Divisional Vice-President in 1986. He has been a director since 1994. He is a graduate of the George Washington University. He was employed by Alleghany Pharmacal Corporation from 1982 to 1984 and by Hazel Bishop from 1977 to 1981. Mr. Edell is the son of David Edell and the brother of Drew Edell.
Director Qualifications
•	President of the Company since 2003, served with the company since 1984
•	Experienced in the consumer products market place
Sardar Biglari has served as Chairman, since June 2008, and Chief Executive Officer, since August 2008, of Biglari Holdings Inc., a diversified holding company, and Chairman and Chief Executive Officer of Biglari Capital Corp. (“Biglari Capital”), a wholly-owned subsidiary of Biglari Holdings and general partner of The Lion Fund, L.P. (the “Lion Fund”), a private investment fund, since its inception in 2000. He has also served as Chairman, since March 2006, Chief Executive Officer and President, since May 2007, and a director, since December 2005, of Western Sizzlin Corporation (“Western”), a diversified holding company, which was acquired by Biglari Holdings in March 2010.
Director Qualifications
•
Mr. Biglari has extensive managerial and investing experience in a broad range of businesses through his services as Chairman and Chief Executive Officer of Biglari Holdings Inc. and its major operating subsidiaries.

•	Experience serving on the boards of directors of public companies.
Philip Cooley has served as Vice Chairman of the Board of Biglari Holdings Inc. since April 2009, and a director since 2008, as well as Chairman of the audit committee. He has been the Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas, since 1985. Dr. Cooley served as an advisory director of Biglari Capital Corp., general partner of The Lion Fund, L.P., since 2000 and as Vice Chairman and a director of Western Sizzlin Corporation from March 2006 and December 2005, respectively, until its acquisition by Biglari Holdings in March 2010. Dr. Cooley earned a Ph.D. from Ohio State University, a MBA from the University of Hawaii and a BME from the General Motors Institute. Dr. Cooley is past president of the Eastern Finance Association, and serves on its board, and of the Southern Finance Association. He also serves on the boards of the Consumer Credit Counseling Service of Greater San Antonio and Financial Management Association International.
Director Qualifications
•	Dr. Cooley has extensive business and investment knowledge and experience.
•	Experience serving on the boards of directors of public companies.
•	Author of more than 60 articles on financial topics, his work has appeared in the Journal of Finance, Journal of Business and others. He also has authored several books in finance.

Required Vote
Directors are elected by the plurality of votes cast in person or by proxy, provided a quorum is present at the Annual Meeting. Therefore, abstentions will be counted only for the purposes of meeting the quorum requirements.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote in favor of each of the Common Stock nominees as proposed in this Proposal No. 1.

DIRECTOR COMPENSATION
Each outside director was paid $2,500 per meeting for attendance at board meetings by teleconference and $5,000 per meeting for attendance at board meetings in person in fiscal 2010. The full Board of Directors met three times in person, and once in a teleconference call during fiscal 2010. The outside directors are Robert Lage, Stanley Kreitman, Jack Polak and James Mastrian. The following table summarizes the compensation received by the outside directors during fiscal 2010:

Directors	Fees Earned	Total
Stanley Kreitman	$17,500	$17,500
Robert Lage	47,500	47,500
James Mastrian	17,500	17,500
Jack Polak	17,500	17,500
Robert Lage, as chairman of the Audit Committee, provided review services for which he received an additional $30,000, included in the amount of fees earned in the table above.
Board members who are also officers are not separately compensated for their services as directors.
Directors receive no compensation for attendance at any board of director committee meetings.

PROPOSAL NO. 2
APPROVAL OF APPOINTMENT OF AUDITORS
The Audit Committee has appointed the firm of KGS LLP, independent certified public accountants (the “Auditors”), to audit the accounts and certify the financial statements of the Company for the fiscal year ending November 30, 2011. The appointment shall continue at the pleasure of the Audit Committee, subject to ratification by the shareholders. The Auditors have acted as the Company’s auditors since the Company’s inception in 1983.
The Board of Directors expects that one or more representatives of the Auditors will be present at the meeting. The Auditors will then be given the opportunity to make a statement, and will be available to respond to appropriate questions.
The ratification of the Board’s selection of KGS LLP will require the affirmative vote of a majority of the outstanding Common Stock present in person or by proxy and entitled to vote, provided a quorum is present at the Annual Meeting. Thus, any abstentions or other limited proxies will be counted for the purpose of meeting the quorum requirements and will not count for purposes of determining the number of votes cast in favor of the ratification of the Board’s selection of KGS LLP.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote in favor of Proposal No. 2.

SERVICES PROVIDED BY THE AUDITOR AND FEES PAID
Audit Committee Pre-Approval of Services
The Audit Committee pre-approved all audit and non-audit services provided to the Company by the Auditor. Under the Company’s pre-approval policies and procedures in effect during 2010, the Audit Committee was authorized to pre-approve the engagement of the Auditor to provide certain specified audit and non-audit services.
Audit Fees
KGS LLP served as the Company’s independent auditors for fiscal year 2010. The services performed by KGS LLP in this capacity included conducting an audit in accordance with generally accepted auditing standards and expressing an opinion on the Company’s consolidated financial statements.
KGS LLP fees for professional services rendered in connection with the audit and review of Form 10-K and all other SEC regulatory filings were $320,000 for the 2010 fiscal year and $340,000 for the 2009 fiscal year. The Company has paid and is current on all billed fees.
Audit-Related Fees
Audit-related fees billed in fiscal 2010 and 2009 by KGS LLP were $2,500 and $4,000, respectively. Audit related fees consist primarily of fees billed for professional services rendered by KGS for accounting consultations and readiness consultations for Section 404 of the Sarbanes Oxley Act of 2002.
Tax Fees
KGS LLP fees for professional services rendered in connection with Federal and State tax return preparation and other tax matters for the 2010 and 2009 fiscal years were $35,000 and $55,000, respectively.
All Other Fees
The Company did not pay any other fees to KGS LLP in 2010 or 2009.

REPORT OF THE AUDIT COMMITTEE*
The Audit Committee of the Board operates under its charter, which was originally adopted by the Board in 2000. Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company’s policies and legal requirements. The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuance of a report thereon; they also perform limited reviews of the Company’s unaudited quarterly financial statements.
The Audit Committee’s responsibility is to engage the independent registered public accountants, monitor and oversee these accounting, financial and audit processes and report its findings to the full Board. It also investigates matters related to the Company’s financial statements and controls as it deems appropriate. In the performance of these oversight functions, the members of the Audit Committee rely upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accountants, as well as by other experts that the Committee hires.
The Committee reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2010 with management, who represented that the Company’s consolidated financial statements for fiscal 2010 were prepared in accordance with U.S. generally accepted accounting principles. It discussed with KGS LLP, the Company’s independent registered public accountants for fiscal 2010, those matters required to be reviewed pursuant to Statement of Accounting Standards No. 61 (Communication with Audit Committees), as amended by Statement of Accounting Standards No. 90 (Audit Committee Communications). The Committee has received from KGS LLP written independence disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and had a discussion with KGS LLP regarding their independence.
Based on the review of the representations of management, the discussions with management and the independent registered public accountants and the review of the Report of KGS LLP, Independent Registered Public Accounting Firm, to the Committee, the Audit Committee recommended to the Board that the financial statements of the Company for fiscal year 2010 as audited by KGS LLP be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert Lage (Chairman)
Stanley Kreitman
Jack Polak

*
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference into any such filing.

ADDITIONAL MATTERS
Other Matters
The Board of Directors knows of no other matters to be presented, but if any other matters properly come before the Annual Meeting, it is intended that the persons holding proxies will vote thereon in accordance with their best judgments.
When a shareholder votes over the internet or returns a duly executed proxy, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors.
Solicitation of Proxies
The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of the Proxy Statement, the proxy, and any additional material furnished. The solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, for forwarding of such material to beneficial owners. The Company may reimburse such persons their forwarding costs. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.
Shareholder Proposals for the Year 2012
Proposals of shareholders that are intended to be presented at the Company’s 2012 Annual Meeting of Shareholders must be received by the Company no later than April 6, 2012 in order to be included in the Company’s proxy materials relating to that meeting.
Annual Report and SEC Filings
Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for the year ended November 30, 2010. Such Report constitutes the Company’s Annual Report to its shareholders for purposes of Rule 14a-3 under the Securities Exchange Act of 1934. Such Report includes the Company’s audited financial statements for the 2010 fiscal year and certain other financial information, which is incorporated by reference herein.
The Company is subject to the information requirements of the Securities and Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the United States Securities and Exchange Commission (“SEC”). Such reports, proxy statement and other information are available on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

/s/ Ira W. Berman

Ira W. Berman,
Chairman of the Board of Directors
East Rutherford, New Jersey
July 1, 2011

ANNUAL MEETING OF SHAREHOLDERS OF
CCA INDUSTRIES, INC.
To Be Held On:
August 4 2011 at 2:00 p.m.
200 Murray Hill Parkway, East Rutherford, NJ

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.ccaindustries.com/2011
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■    20330000000000000000     9                                                         080411

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE FOR ALL PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	To elect directors to serve on the Board of Directors for the ensuing year.				2.	To ratify the appointment of KGS LLP (“KGS”), as the Company’s independent certified public accountants for the fiscal year ending November 30, 2011.	☐	☐	☐

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Sardar Biglari
		O O	Dunnan D. Edell Philip L. Cooley

To grant the proxy the power to vote in his discretion upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy will be voted as directed. Unless otherwise directed, this Proxy will be voted for all proposals.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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CCA INDUSTRIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
The undersigned, revoking all prior proxies, hereby appoints David Edell and Ira W. Berman, and each of them, proxies and attorneys in fact, with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., to be held at the office of CCA Industries, Inc. 200 Murray Hill Parkway, East Rutherford, NJ on August 4, 2011 at 2 p.m., and to vote as directed on the reverse side upon the proposals, and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof (all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged).
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED “FOR” THE ELECTION OF SARDAR BIGLARI, DUNNAN D. EDELL, AND PHILIP L. COOLEY AS DIRECTORS, AND “FOR” THE APPOINTMENT OF KGS LLP.
(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF SHAREHOLDERS OF
CCA INDUSTRIES, INC.
To Be Held On:

August 4, 2011 at 2:00 p.m.

200 Murray Hill Parkway, East Rutherford, NJ
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.ccaindustries.com/2011
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided.  ê

■ 20330000000000000000 9	080411

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE FOR ALL PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	To elect directors to serve on the Board of Directors for the ensuing year.				2.	To ratify the appointment of KGS LLP (“KGS”), as the Company’s independent certified public accountants for the fiscal year ending November 30, 2011.	☐	☐	☐

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Sardar Biglari
		O O	Dunnan D. Edell Philip L. Cooley

To grant the proxy the power to vote in his discretion upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy will be voted as directed. Unless otherwise directed, this Proxy will be voted for all proposals.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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